UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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UNIVERSAL INSURANCE HOLDINGS, INC.

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Investor Engagement Spring 2017

This presentation may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Phrases that include "believe," "expect," "anticipate," or other similar expressions identify forward-looking statements and are provided in context, as of the date of the statement. Such statements may include commentary on plans, products and lines of business, marketing arrangements, reinsurance programs and other business developments and assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future results could differ materially from those described and the Company undertakes no obligation to correct or update any forward-looking statements. For further information regarding risk factors that could affect the Company's operations and future results, please refer to the Company's reports filed with the Securities and Exchange Commission, including the Form 10-K for the year ended December 31, 2016 and the Form 10-Q for the quarter ended March 31, 2017. Forward-Looking Statements

Business Overview Universal Insurance Holdings is the largest private homeowner’s insurance company in Florida, with approximately 10% market share Our Business Financial Overview Ticker Market Cap (as of May 12, 2017) FY2016 Financials Revenue Net Income Direct Premiums Written Employees (as of May 12, 2017) UVE (NYSE) $856M $685.3M $99.4M $954.6M 514 We are a vertically integrated insurance holding company performing all aspects of underwriting, policy issuance, general administration and claims processing and settlement internally We wholly-own two licensed insurance subsidiaries: Universal Property & Casualty Insurance Company (UPCIC) and American Platinum Property and Casualty Insurance Company (APPCIC) Our subsidiaries have strong relationships with a network of approximately 8,600 independent agents, emphasizing personal interaction, offering superior services and maintaining an exclusive focus on homeowner’s insurance We operate in 15 states and have received a Certificate of Authority in West Virginia, New Hampshire, New York, and Iowa Currently writing business in 15 states

Executing on Our Strategic Priorities Underwriting Generate underwriting profits with quality risk selection and adequate pricing Direct premiums written have grown 22% since year-end 2012 while the combined ratio has averaged 76.0% from 2013-2016 Core Strategic Priorities Results Claims Superior and timely claims handling with focus on service to policyholders Improved first year claim closure rate in recent years while reducing average days to close a claim Reinsurance Protect balance sheet through robust and efficient catastrophe reinsurance Reinsurance spend as % of retained premium down substantially over the last 4 years; coverage improved Investment Provide predictable and stable investment income in any investment climate Diversified, conservative portfolio generating stable returns Ownership Always put shareholders’ interests first, driving intrinsic value of stock through fundamentals Increasing shareholder value through a balanced capital allocation program, including a 40.8% increase in our dividend since 2013

Executive Team Overseeing Exceptional Performance As the Company enters a new phase of growth, the new management team is focused on diversifying our business and has generated an average ROAE of 35.2% from 2013-2016 Jon W. Springer President & Chief Risk Officer Extensive operational and reinsurance knowledge with over 24 years of insurance and reinsurance market experience President and Chief Risk Officer since 2016 and was previously COO Before becoming COO, served as EVP of various subsidiaries of the Company since 2006 Sean P. Downes Chairman & Chief Executive Officer Deep operational, claims and company knowledge with over 26 years of Florida specific experience Chairman and Chief Executive Officer since 2013 Director since 2005 and previously served as Chief Operating Officer Stephen J. Donaghy Chief Operating Officer & Secretary Broad marketing, sales, information technology and operational experience Chief Operating Officer since 2016 Previously served as the Company’s Chief Marketing Officer, Chief Administrative Officer and Chief Information Officer Frank C. Wilcox Chief Financial Officer Significant public company financial knowledge, including acting as an auditor at a large public accounting firm Chief Financial Officer and Principal Accounting Officer since 2013 Previously served as the Company's VP - Finance from 2011 to 2013 Kimberly D. Cooper Chief Information Officer & Chief Administration Officer Substantial experience in information technology, risk management, regulatory compliance and operational efficiency practices Joined the Company in 2007 and became Chief Administrative Officer in June 2015 and Chief Information Officer in 2016 Spent 8 years in the internal audit dept.

New Management Team Delivering Results Stable, sustainable results since 2013 Direct premiums written have grown by 22% since year-end 2012, reflecting both strong growth in Florida and continuing expansion across the U.S. Our combined ratio has seen meaningful improvement under our new management team, averaging 76.0% from 2013-2016 compared to 102.3% from 2009-2012 New management team began restructuring our investment portfolio in 2013 Q2—since then, Universal has maintained steady, sustainable growth in its investment portfolio Combined Ratio A lower combined ratio indicates stronger performance Under the new management team’s tenure, we have achieved superior underwriting and investment performance Investment Portfolio Performance Net Investment Income & Net Realized Gains/(Losses) 2009 2011 2010 2012 2013 2014 2015 2016 Direct Premiums Written ($ in millions) ($ in millions) Other States Florida Net Investment Income Net Realized Gains/(Losses)

New Management Team Delivering Results (cont’d) Our new management team has delivered 165% book value per share growth and over 29% return on average equity every year since their start in 2013 (In millions of shares) (Shareholders’ Equity in millions) Focus on Shareholder Value Creation We have posted strong, continued growth in shareholders’ equity and book value per share We continue to grow earnings per share while conducting prudent share repurchases when market conditions are favorable Since the start of our new management team’s tenure, we have delivered industry-leading return on average equity

The changes made to our compensation arrangements for 2016 were intended to better align our pay practices with shareholder expectations for a company of our growing size and scope February 2013: Sean Downes is appointed CEO with a compensation package similar to that of his predecessor, and immediately begins to drive unprecedented growth 2014-2015: Compensation Committee retains independent consultant Pay Governance, and engages with 40% of shares outstanding to receive feedback on compensation program design following low shareholder support for the 2014 Say-on-Pay vote January 2016: New CEO employment agreement with: Fixed salary for three years Performance threshold for Cash Incentive awards Introduced performance-based equity awards tied to disclosed strategic goals key to growing business Equity based on dollar value rather than fixed number of shares Extended CEO non-compete provision 2013 2014 2015 2016 CEO Compensation 2013-2016 (in millions) 1 TSR reflects total return (including price appreciation and reinvested dividends) from December 31, 2012 to December 30, 2016 2 Book value per share growth calculated from the fiscal year ended December 31, 2012 to the fiscal year ended December 31, 2016 Compensation Program Structure & Payouts Track Tremendous Growth Under New Management Team 2013-2016 UVE TSR: +658%1 S&P 600 TSR: +85%1 UVE BV/S: +165%2 Total Shareholder Return 2016 TSR: +26.5% BV/S: +26.9% CEO Pay: (34.7%)

The Compensation Committee designs our executive compensation program to attract, retain and reward high-performing executive officers who will drive Company growth and profitability, increase long-term value for shareholders, manage the Company in a prudent and responsible manner, and maintain and enhance the Company’s reputation for operational excellence Base Salary Pay Element (CEO) Annual Incentive Compensation Cash Form Level fixed for 3 years ‘16 Metrics Cash Pre-Tax Income (subject to performance threshold) Long-Term Incentive Compensation (grants based on dollar amount) Stock Options (57%2) PSUs (43%2) Strategic Goal of Non-Florida Premiums Growth Stock Price To attract and retain key executive talent Purpose Management must focus on this measure to manage and operate the Company profitably Incentivizes execution of the Company’s strategy to increase policies in-force outside of Florida to grow profitability and diversify revenue and risk Directly aligns executives’ interests with those of our shareholders by incentivizing long-term creation of shareholder value % of Total1 14% 43% 43% 1 Reflects contractual base salary and actual PSU, stock option, and bonus amounts for 2016 2 Reflects actual amounts as a % of total long-term incentive compensation for 2016 Compensation Structure Designed to Drive Exceptional Results Compensation program structure re-positioned to reflect management’s strong performance Underlined green items indicate provisions updated in 2016

Scott P. Callahan Director Since 2013 More than 30 years of experience in the property & casualty reinsurance industry President of SPC Global RE Advisors LLC Kimberly D. Cooper Director Since 2017 Chief Administrative Officer & Chief Information Officer Spent eight years in the Company’s internal audit department Our Board is well-positioned to facilitate long-term strategy and hold management accountable to rigorous goals Board Skills and Experience Legal Insurance Finance Reinsurance Accounting Executive Strategy Operations Florida market expertise = Directors appointed since 2013 Darryl L. Lewis Director Since 2013 Established trial attorney in Florida and throughout the Southeast Named in the Best Lawyers in America Ralph J. Palmieri Director Since 2014 More than 40 years of experience in the insurance and reinsurance industries Worked at The Hartford from 1976 until 2007 Richard D. Peterson Director Since 2014 Over 20 years of experience in executive management, finance and accounting Current CFO of Sienna Biopharmaceuticals, Inc. Michael A. Pietrangelo Lead Independent Director Director Since 2010 Of counsel to the firm of Pietrangelo Cook, PLC since 1998 Extensive legal experience Ozzie A. Schindler Director Since 2007 Shareholder with the law firm of Greenberg Traurig LLP since 2005, specializing in international tax planning Jon W. Springer Director Since 2013 President and Chief Risk Officer since March 2016 Joined the Company in 2006 as EVP of a wholly-owned subsidiary Joel W. Wilentz, M.D. Director Since 1997 Founding member of Dermatology Associates and of the Center for Cosmetic Enhancement in Florida Sean P. Downes Chairman & Chief Executive Officer Director Since 2005 Chairman and CEO since 2013 Joined UVE in 1999 as COO of Universal Adjusting Corporation, a wholly-owned subsidiary of UVE Experienced Board of Directors

Election of Universal Insurance Holdings Director Nominees Approval of Bylaw Amendment to Adopt Majority Voting Approval of Compensation Paid to our Named Executive Officers Approval of Frequency of Future Advisory Votes on Named Executive Officers’ Compensation Universal Board recommends votes every three years Re-Approval of Section 162(M) Performance Goals Appointment of the Independent Auditor 2017 Universal Insurance Holdings Board Recommendations New management team driving unrivaled performance: >29% return on average equity every year since 2013, 658% TSR since 2013 Prior compensation program did not anticipate new management team’s level of success Compensation Committee has made key changes to compensation program to reflect shareholder expectations for a company of our growing size and scope Fixed salary levels for 3 years Introduced performance threshold for cash incentive awards Introduced performance-based equity awards tied to disclosed strategic goals Equity grant based on dollar value rather than fixed number of shares Secured extension of CEO non-compete provision As a result of changes, CEO pay decreased 34.7% YOY Universal Insurance Holdings’ Compensation Program Evolving to Reflect Unprecedented Growth Under New Management Team Universal Values Your Support at our Annual Meeting